UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2017  (March 10, 2017)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 10, 2017 the United States District Court for the Central District of California issued an order granting Capstone Turbine Corporation’s, a Delaware corporation (the “Company”), motion to dismiss the putative securities class action complaint filed against the Company and certain of its current and former officers in the consolidated action titled In re Capstone Turbine Corporation Securities Litigation, Case No. CV 15-8914 DMG (RAOx).  The court granted plaintiffs leave to amend. Plaintiffs have until March 31, 2017 to file an amended complaint. If the plaintiffs choose not to amend the complaint, the case will be dismissed with prejudice and a final judgment will be entered. If judgment is entered, the court’s decision could then be appealed by the plaintiffs. The Company and other defendants will continue to vigorously defend themselves in this litigation.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as such as “anticipate,” “continue,” “could,” “expect,” “intend,” “plan,” “target,” “will,” “would,” and similar phrases. These forward-looking statements are subject to market and other conditions and numerous other assumptions, risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that may cause the Company’s actual results to be materially different from any future results expressed or implied in such statements. These may include statements about the outcome of litigation, the impact of litigation, the Company’s plans with respect to litigation or the assumptions underlying any of the foregoing. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: March 14, 2017	By:	/s/ Jayme L. Brooks
Jayme L. Brooks Chief Financial Officer and Chief Accounting Officer